Exhibit 77C
          Kemper High Income Trust
          Form N-SAR for the period ended 11/30/95
          File No. 811-5482


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR               16,152,452
                       WITHHELD              25,885

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR               16,167,012
                       WITHHELD              11,325


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               15,635,803
                       AGAINST              211,272
                       ABSTAIN              331,262


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               15,332,416
                       AGAINST              357,565
                       ABSTAIN              488,356




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